UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Sphere 3D Corp.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sphere 3D Corp.
243 Tresser Boulevard, 17th Floor
Stamford, CT 06901

April 2, 2026

To the Shareholders of Sphere 3D Corp.:
You are cordially invited to attend the annual meeting of shareholders of Sphere 3D Corp. to be held by virtual electronic means only, on Wednesday, May 13, 2026 at 11:00 a.m. Eastern Time. Details regarding the business to be conducted at the meeting are described in the Notice of Annual Meeting and Proxy Statement.
Shareholders will receive a notice describing how to access the proxy materials over the Internet and how to request a paper copy of the proxy materials.
The Notice of Annual Meeting and Proxy Statement include the agenda for the meeting, explain the matters that we will discuss at the meeting and provide general information.
Your vote is very important. If you are a registered shareholder (that is, if your shares are registered in your own name), then you may vote electronically via the Internet by following the instructions included in the Notice of Internet Availability of Proxy Materials. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program that allows you to vote by telephone or via the Internet. If so, the voting instruction form that your nominee sends you will provide voting instructions.
Thank you for your ongoing support of Sphere 3D Corp.

Sincerely,
KURT L. KALBFLEISCH
Chief Executive Officer

SPHERE 3D CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 13, 2026
The annual meeting of shareholders of Sphere 3D Corp. will be held by virtual electronic means only, on Wednesday, May 13, 2026 at 11:00 a.m. Eastern Time (the “Meeting”).
The Meeting will be a virtual meeting via a live webcast on the Internet. You will be able to attend the Meeting, vote and submit questions during the Meeting by (i) visiting https://virtual-meetings.tsxtrust.com/en/1919; (ii) entering the password: sphere3d2026 (case sensitive); and (iii) entering the control number included in the Notice of Internet Availability of Proxy Material or proxy card that you receive.
The purpose of the Meeting is to consider and vote upon the following matters:
1.to set the size of the board at three members and to elect three directors who will serve until the next annual shareholder meeting;
2.to ratify the selection of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.to receive the audited financial statements of the Company for the year ended December 31, 2025, including the auditor’s report thereon; and
4.to transact such other business as may properly come before the Meeting or any adjournment thereof.
The aforementioned proposals numbered 1 and 2 will each be determined by a majority of votes cast on the applicable proposal at the Meeting.
The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 33⅓% of the total number of outstanding common shares having voting rights at the Meeting.
Particulars of the foregoing matters are set forth in the proxy statement and management information circular (the “Proxy Statement”) under the section identified as such. The proxy materials are available over the Internet. Shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 2, 2026, to comply with the 40-calendar day requirement pursuant to Rule 14a-16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Notice contains instructions on how to access the proxy materials, including the Proxy Statement, in connection with the Meeting and how to submit your proxy or vote authorization form. The Notice also provides information on how to request paper copies of the proxy materials. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy of the proxy materials by mail. If you have previously elected to receive the proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise. If you receive more than one Notice, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote the shares you own, you must vote pursuant to the instructions on each Notice.
In addition to the above proposals, the Company’s management, on behalf of the board of directors of the Company (the “Board”), will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2025 including the Auditor’s Report thereon. No vote by the shareholders is required or proposed to be taken. The Consolidated Financial Statements, including the Auditor’s Report thereon, are available over the Internet with the proxy materials or have been mailed to shareholders with this Proxy Statement if requested.
The Board has fixed the close of business on March 24, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.
Please review the Proxy Statement carefully and in full prior to voting in relation to the matters set out above as the Proxy Statement has been prepared to help you make an informed decision on such matters.

To be used at the Meeting, your proxy must be received by TSX Trust Company not less than 24 hours (excluding Saturday, Sunday and statutory holidays in the province of Ontario) preceding the Meeting or any adjournment or postponement of the Meeting. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept proxies received after such deadline. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his discretion, without notice. Proxies may also be deposited with the Chair of the Meeting prior to the commencement of the Meeting. If a registered shareholder receives more than one proxy or voting instruction form because such shareholder owns shares registered in different names or addresses, each proxy or voting instruction form should be completed and returned.
Whether or not you plan to participate, to ensure that your shares are represented and voted at the meeting, either vote your shares: (i) electronically over the Internet or (ii) by completing and returning your proxy card mailed to you together with this Proxy Statement (if requested and received by mail). Voting instructions can be found on your proxy card, vote authorization form or the Notice of Internet Availability of Proxy Materials. Please vote as promptly as possible in order to ensure your representation at the Meeting. Submitting your instructions by any of these methods will not affect your right to attend the Meeting.
DATED as of the 2nd day of April 2026

BY ORDER OF THE BOARD
Duncan McEwan
Chair of the Board of Directors

Sphere 3D Corp.
243 Tresser Boulevard, 17th Floor
Stamford, CT 06901
PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
April 2, 2026
General Information
The board of directors (the “Board”) of Sphere 3D Corp. (the “Company,” “we,” “us,” or “our”) is providing these proxy materials to you in connection with the solicitation by and on behalf of the management of the Company of proxies for use at its annual meeting of shareholders (the “Meeting”). The Meeting will be held by virtual electronic means only, on Wednesday, May 13, 2026 at 11:00 a.m. Eastern Time or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders (the “Notice of Meeting”). This proxy statement and management information circular (the “Proxy Statement”) summarizes the information that you will need to know to vote in an informed manner.
The Meeting will be a virtual meeting via a live webcast on the Internet. You will be able to attend the Meeting, vote and submit questions during the Meeting by (i) visiting https://virtual-meetings.tsxtrust.com/en/1919; (ii) entering the password: sphere3d2026 (case sensitive); and (iii) entering the control number included in the Notice of Internet Availability of Proxy Materials or proxy card that you receive. Detailed instructions for attending and voting at the Meeting can be found below under “Voting at the Meeting.” For purposes of attendance at the Meeting, all references in this Proxy Statement to “present in person” or “in person” shall mean virtually present at the Meeting.
Internet Availability of Proxy Materials
The proxy materials are available over the Internet. Shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 2, 2026, to comply with the 40-calendar day requirement pursuant to Rule 14a-16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Notice contains instructions on how to access the proxy materials, including the Proxy Statement, in connection with the Meeting and how to submit your proxy or vote authorization form. The Notice also provides information on how to request paper copies of the proxy materials. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy of the proxy materials by mail. If you have previously elected to receive the proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise. If you receive more than one Notice, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote the shares you own, you must vote pursuant to the instructions on each Notice.
At the Meeting, the shareholders will be asked to consider and vote on proposals 1 and 2 below:
1.to set the size of the board at three members and to elect three directors who will serve until the next annual shareholder meeting;
2.to ratify the selection of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.to receive the audited financial statements of the Company for the year ended December 31, 2025, including the auditor’s report thereon; and
4.to transact such other business as may properly come before the Meeting or any adjournment thereof.
The Board recommends you vote “FOR” proposals 1 and 2.
The Company does not expect a vote to be taken on any other matters at the Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

In addition to the above proposals, the Company’s management, on behalf of the Board, will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2025 including the Auditor’s Report thereon. No vote by the shareholders is required or proposed to be taken. The Consolidated Financial Statements, including the Auditor’s Report thereon, are available over the Internet with the proxy materials or have been mailed to shareholders with this Proxy Statement if requested.
Solicitation of Proxies
Solicitations may be made by mail and supplemented by telephone, Internet, or other personal contact by the officers, employees or agents of the Company without special compensation. Pursuant to National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation materials to the beneficial owners of the common shares of the Company. The cost of any such solicitation will be borne by the Company.
Voting Rights, Outstanding Shares, Record Date
Each common share that you own entitles you to one vote on all the matters to be voted upon at the Meeting. If you submit a properly executed form of proxy (or voting instruction form) without indicating how you wish to vote, your proxy will be counted as a vote in favor of each of the proposals. Only shareholders that owned common shares at the close of business on March 24, 2026, (the “Record Date”), are entitled to vote at the Meeting. On the Record Date, 3,767,086 common shares were issued and outstanding.
Quorum and Required Vote
The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 33⅓% of the total number of outstanding common shares having voting rights at the Meeting. Failure of the existance of a quorum will necessitate an adjournment or postponement of the Meeting and will subject the Company to additional expense. Once a common share is represented at the Meeting, whether in person or by proxy, it will be counted for the purpose of determining a quorum at the Meeting and any adjournment of the Meeting. However, if a new record date is set for the adjourned Meeting, then a new quorum will have to be established.
The proposals to (i) set the Board size and elect the nominated directors and (ii) appoint the auditors require the affirmative vote of a majority of the votes cast on the applicable proposal by shareholders represented in person or by proxy at the Meeting.
Appointment of Proxies
The persons named in the form of proxy are directors and/or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) to attend and represent such shareholder at the Meeting other than those persons named in the form of proxy. Such right may be exercised by striking out the printed names and inserting such other person’s name in the blank space provided in the form of proxy or by completing another proper form of proxy.
If you are a shareholder of record, you may vote in one of three ways:
•by following the Internet voting instructions included in the Notice and the proxy card;
•by marking, dating and signing your printed proxy card in accordance with the instructions on it and returning it by facsimile at 1-416-595-9593 or by mail in the pre-addressed reply envelope provided with the proxy materials; or
•by voting by ballot at the Meeting.
If you are a shareholder of record, then you may go to www.voteproxyonline.com to vote your shares via the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired. To vote your shares personally, a shareholder of record must submit the form of proxy, appointing themselves as proxyholder by the proxy deadline. However, even if a registered shareholder plans to attend the Meeting, it is recommended to vote your shares in advance so that your vote will be counted if you later decide not to attend the Meeting.

To be used at the Meeting, your vote must be received by TSX Trust Company not less than 24 hours (excluding Saturday, Sunday and statutory holidays in the province of Ontario) preceding the Meeting or an adjournment or postponement of the Meeting. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept proxies received after such deadline. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice. Proxies may also be deposited with the Chair of the Meeting prior to the commencement of the Meeting. If a registered shareholder receives more than one proxy form because such shareholder owns shares registered in different names or addresses, each proxy form should be completed and returned.
Revocability of Proxies
As a shareholder, once you have submitted your proxy by mail or via the Internet, you may revoke it as to any matter upon which a vote has not already been cast pursuant to the authority conferred by the proxy. You may revoke your proxy in any one of three ways:
•you may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); or
•you may notify the Company’s Secretary in writing that you wish to revoke your proxy before it is voted at the Meeting of any adjournment or postponement thereof; or
•you may vote in person at the Meeting or any adjournment or postponement thereof.
Voting of Proxies
A representative from the Company's transfer agent, TSX Trust Company, will tabulate the votes. All common shares represented at the Meeting or any adjournment or postponement of the Meeting by properly executed proxies will be voted and where a choice, including the choice to withhold from voting, with respect to any matter to be acted upon has been specified in the form of proxy, the common shares represented by the proxy will be voted in accordance with such specifications on any ballot that may be called for. If no instruction is given, then the proxy will be voted “FOR” each of the directors and to set the size of the Board at three members in Proposal 1, and voted “FOR” the ratification of MaloneBailey LLP as the Company’s independent registered public accounting firm in Proposal 2.
The form of proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters that may properly come before the Meeting. At the date of this Proxy Statement, the Company is not aware of any amendments thereto, or variations thereof, or other matters that may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Company.
Advice to Non-Registered Shareholders on Voting Their Shares
The information set forth in this section is of significant importance to shareholders of the Company, as a substantial number of shareholders do not hold their common shares in their own name. Shareholders who do not hold their common shares in their own name (referred to in this Proxy Statement as “Non-Registered Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders of common shares can be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a shareholder by a broker, bank, trust company or other intermediary (an “Intermediary”) then, in almost all cases, those common shares will not be registered in such shareholder’s name on the records of the Company. Such common shares will generally be registered under the name of the nominee of a clearing agency in which such Intermediary participates or, more rarely, in the name of the Intermediary. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the nominee of CDS Clearing and Depository Services Inc.) and in the United States registered under the name of CEDE & Co. (the nominee of The Depository Trust Company). Common shares of Non-Registered Shareholders can only be voted (for or against resolutions) or withheld from voting upon the instructions of the Non-Registered Shareholder. If you hold your shares through a New York Stock Exchange member brokerage firm, such member brokerage firm has the discretion to vote shares held on your behalf with respect to the proposal to appoint MaloneBailey LLP as the Company’s auditor (the “Auditor Proposal”), but not the other proposals, as more fully described under “Broker Non-Votes.” Therefore, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and indicated on the materials provided to them and ensure that instructions respecting the Meeting and the voting of their common shares are communicated to the appropriate person.

Applicable securities legislation requires Intermediaries to seek voting instructions from Non-Registered Shareholders in advance of shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Non-Registered Shareholders in order to ensure that their common shares are voted at the Meeting.
Although a Non-Registered Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares not registered in its name, a Non-Registered Shareholder may attend at the Meeting as proxyholder for the registered holder of its common shares and vote such common shares in that capacity. Non-Registered Shareholders who wish to attend the Meeting and vote their common shares as proxyholder for the registered holder of their common shares should carefully follow the instructions of their Intermediaries and indicated on the materials provided to them. However, even if a Non-Registered Shareholder plans to attend the Meeting, it is recommended to vote your shares in advance so that your vote will be counted if you later decide not to attend the Meeting.
Proxy-related materials in connection with the Meeting are being sent and made available to both registered and Non-Registered Shareholders. If you are a Non-Registered Shareholder, and the issuer or its agent has sent proxy-related materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from your Intermediary. By choosing to send these materials to you directly, the issuer (and not the Intermediary) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.
Broker Non-Votes
A broker “non-vote” occurs when an Intermediary for a Non-Registered Shareholder does not vote on a particular proposal because the Intermediary does not have discretionary voting power for that particular item and has not received instructions from the Non-Registered Shareholder. An Intermediary holding the common shares in “street name” for a Non-Registered Shareholder has discretion (but is not required) to vote the Non-Registered Shareholder’s common shares with respect to “routine” matters if the Non-Registered Shareholder does not provide voting instructions. The Intermediary, however, is not permitted to vote the Non-Registered Shareholder’s common shares with respect to “non-routine” matters without voting instructions.
The Company expects that the Auditor Proposal, will be treated as a routine matter, which means that Intermediaries will have discretionary authority to vote Non-Registered Shareholders’ common shares held in street name on this matter. Accordingly, if Non-Registered Shareholders do not instruct their Intermediary on how to vote their shares, the Intermediary may either (a) vote the shares on the Auditor Proposal, or (b) leave the shares unvoted on the Auditor Proposal. If the Auditor Proposal is treated as a routine matter as expected, broker non-votes should not occur with respect to this matter in connection with the Meeting. However, the Company expects that the other proposals will be treated as non-routine matters, which means that Intermediaries will not have discretionary authority to vote Non-Registered Shareholders’ common shares held in street name on these matters. In such case, a broker non-vote will occur, and a Non-Registered Shareholder’s shares will not be voted on these matters.
Voting at the Meeting
Registered Shareholders entitled to vote at the Meeting may attend and vote at the Meeting virtually by following the steps listed below:
•Type in https://virtual-meetings.tsxtrust.com/en/1919 on your browser at least 15 minutes before the Meeting starts.
•Click on “I have a control number”.
•Enter your control number on your Notice or proxy form.
•Enter the password: sphere3d2026 (case sensitive).
•When the ballot is opened, click on the “Voting” icon. To vote, simply select your voting direction from the options shown on the screen and click “Submit”. A confirmation message will appear to show your vote has been received.

Non-Registered Shareholders entitled to vote at the Meeting may attend and vote at the Meeting virtually by following the steps listed below:
•Appoint yourself as proxyholder following instructions from your Intermediary.
•Obtain a control number by contacting TSX Trust Company by emailing tsxtrustproxyvoting@tmx.com the “Request for Control Number” form, which can be found here https://tsxtrust.com/resource/en/75.
•Follow the voting instructions above for Registered Shareholders.
Guests can also attend and listen to the Meeting by following the steps listed below:
•Type in https://virtual-meetings.tsxtrust.com/en/1919 on your browser at least 15 minutes before the Meeting starts.
•Click on “I am a Guest”.
•Guests do not need a control number or password.
If you have any questions or require further information with regard to voting your shares, please contact TSX Trust Company toll-free in North America at 1-866-600-5869 or by email at tsxtis@tmx.com. If you attend the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences, if you wish to do so. It is your responsibility to ensure connectivity for the duration of the Meeting. You should not use Internet Explorer as a browser due to technical incompatibilities and should allow ample time to check into the Meeting online and complete the related procedure.
Adjournments or Postponements
Although it is not currently expected, the Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Meeting of the time, date and place of the adjourned or postponed Meeting.
Voting Shares and Principal Holders Thereof
The Company is authorized to issue an unlimited number of common shares, of which, as of the Record Date, 3,767,086 common shares were issued and outstanding and entitled to vote at the Meeting on the basis of one vote for each common share held. The holders of common shares of record at the close of business on the Record Date are entitled to vote such common shares at the Meeting on the basis of one vote for each common share held.
To the knowledge of the directors and officers of the Company, as of the Record Date, no persons beneficially own, or exercise control or direction over, directly or indirectly, more than 10% of the Company’s issued and outstanding common shares.
Separate Copy of Annual Report or Proxy Materials
If you share an address with another shareholder, each shareholder may not automatically receive a separate copy of the Notice or the proxy materials. Shareholders who do not receive a separate copy of the documents and who want to receive a separate copy may request to receive a separate copy of the documents by writing to the Company's Chief Financial Officer at Sphere 3D Corp., 243 Tresser Boulevard, 17th Floor, Stamford, CT 06901, or by calling 1-647-952-5049. The Company undertakes to promptly deliver a copy of the proxy materials, upon the receipt of such request. Shareholders who share an address and receive multiple copies of the proxy materials may also request to receive a single copy by following the instructions above.

Particulars of Matters to be Acted Upon
To the knowledge of the Company’s directors, the only matters to be placed before the Meeting are those matters set forth in the accompanying Notice of Meeting relating to:
(i) board size and the election of directors; and
(ii) the appointment of auditors.
The aforementioned proposals will each be determined by a majority of votes cast on the applicable proposal at the Meeting by proxy or in person.
The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 33⅓% of the total number of issued shares having voting rights at the Meeting.
Shareholder Proposals for the Next Annual Meeting
To be considered for inclusion in the proxy materials for the next annual meeting of shareholders, your proposal must be submitted in writing by no later than December 3, 2026 at 5:00 p.m. (Eastern Time) to the attention of the Corporate Secretary of the Company at 243 Tresser Boulevard, 17th Floor, Stamford, CT 06901. On June 27, 2017, the shareholders of the Company adopted the advance notice by-law No. 2 (“By-Law No. 2”), which establishes the conditions and framework for nominating directors to the Board. By-Law No. 2 sets forth the deadline by which shareholders must submit director nominations to the Company and the information to be provided and other procedures to be followed in respect of such nomination. You are therefore advised to review the Company’s bylaws, which qualify the information set out in this paragraph in its entirety, and are available on SEDAR at www.sedar.com.
In addition to satisfying the provisions in By-Law No. 2 relating to nominations of director candidates, including the deadline for written notices, to comply with the Securities and Exchange Commission’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than our nominees at the next annual meeting of shareholders in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 14, 2027.
Presentation of the Audited Annual Financial Statements
Management, on behalf of the Board, will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2025 including the Auditor’s Report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. The Consolidated Financial Statements, including the Auditor’s Report thereon, have been mailed to shareholders who requested them.

PROPOSAL NO. 1 - BOARD SIZE AND ELECTION OF DIRECTORS
The Articles of the Company provide that it will have a minimum of one and a maximum of 10 directors, and permit the directors to appoint one or more additional directors provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders (rounded down to the nearest whole number). As an offering company, the Company must appoint a minimum of three directors. The Board is currently set at four members and at the Meeting will be reduced to three members given that there was a vacancy on the Board following the passing of the Company’s former Chief Executive Office and director, Patricia Trompeter.
It is proposed that the persons named below will be nominated at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed pursuant to the Business Corporations Act (Ontario) (the “OBCA”) and the constating documents of the Company, unless his or her office is earlier vacated. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees does not stand for election or is unable to serve as such, proxies in favor of management designees will be voted for another nominee in their discretion unless the shareholder has specified in his or her proxy that his or her shares are to be withheld from voting in the election of directors.
In the event of the consummation of our proposed transaction with Cathedra Bitcoin Inc. (“Cathedra”), which will be effected by way of a plan of arrangement under the Business Corporations Act (British Columbia) and pursuant to which Cathedra will become a wholly-owned subsidiary of the Company (the “Cathedra Arrangement”), and the approval of the Company’s shareholders of the director election proposal (the “Special Meeting Director Election Proposal”) and the other proposals described in the preliminary proxy statement on Schedule 14A to be filed by the Company with the Securities and Exchange Commission on or around April 6, 2026 at the Company’s special meeting to be held with respect to certain matters relating to the Cathedra Arrangement, Susan Harnett and Duncan McEwan would, if elected at this Meeting, cease to be members of the Board and will be replaced with the individuals elected to the Board pursuant to the Special Meeting Director Election Proposal. Timothy Hanley, if elected at this Meeting, will continue to serve on the Board.
The names of persons proposed to be nominated by management for election as a director; their age, all positions and offices with the Company held by them; their principal occupation for the last five years; the periods during which they have served as a director; and the number of shares beneficially owned or controlled, directly or indirectly, by them or over which control or direction is exercised, as of the Record Date and other information about them is set forth below.

Name	Age	Director Since	Title

Timothy Hanley(1)(2)(3)(4)	69	May 31, 2022	Director
Susan S. Harnett(1)(2)(3)(4)	69	November 11, 2022	Director
Duncan McEwan(1)(2)(3)(4)(5)	72	May 10, 2017	Chair and Director
____________
(1)Independent director.
(2)Member of the Audit Committee.
(3)Member of the Compensation Committee.
(4)Member of the Nominating and Governance Committee.
(5)In accordance with the Company’s Corporate Governance Guidelines of the Board of Directors, the Board, upon the recommendation of the Nominating and Governance Committee, has nominated Mr. McEwan to stand for election as a director following his 72nd birthday, as it has determined that Mr. McEwan’s continued contribution to the Company is in the best interests of the Company and its shareholders.
Timothy Hanley served as the Acting Keyes Dean for the College of Business at Marquette University from March 2020 through June 2024. From May 2002 to May 2019, Mr. Hanley worked at Deloitte & Touche LLP (“Deloitte”), where he retired as a Senior Partner. During his 17 years at Deloitte, Mr. Hanley led the firm's Global Consumer and Industrial Products practice, which he helped grow to more than $14 billion in annual revenue. While at Deloitte, Mr. Hanley served in multiple leadership roles, including the U.S. Vice Chair and Process and Industrial Products Leader. Since June 2019, Mr. Hanley has been an advisor to Deloitte helping them build a leadership development program in Asia. Mr. Hanley began his career at Arthur Andersen in 1978 and served as an audit partner for large manufacturers. Mr. Hanley served as a board member of the National Association of Manufacturers and regularly advises privately held companies in the consumer products, retail, and distribution industries. Mr. Hanley is a seasoned global executive with experience consulting with manufacturers regarding digital transformation, organizational strategy development and execution, acquisitions, and market development. Mr. Hanley is a qualified financial expert and has significant experience in the board room and working with audit committees. Mr. Hanley holds a Bachelor of Science degree in Accounting from Marquette University.
Susan S. Harnett has been a senior advisor to digital startups and mentor at New York’s FinTech Innovation Lab since 2015. Ms. Harnett is a founding limited partner in How Women Invest, and a member of the Executive Board of How Women Lead, organizations committed to increasing venture funding to female founders. Ms. Harnett serves as a member of the board of directors of OFG Bancorp. (NYSE: OFG), a financial holding company based in San Juan, Puerto Rico, since June 2019, serving on the Business Risk and Compliance Committee, Chair of the Nomination and Governance Committee, and served on the Audit Committee. Ms. Harnett also served as a member of the board of directors of Life Storage, Inc. (“LSI”) (NYSE: LSI), serving on its Audit and Risk Management and Compensation and Human Capital Committees from February 2021 to July 2023 until LSI merged into Extra Space Storage (NYSE: EXR), an owner and operator of self-storage properties, at which time Ms. Harnett became a member of the board of directors of Extra Space Storage servicing on the Nomination and Governance Committee, and Compensation Committee. In April 2021, Ms. Harnett joined the board of GoalSetter as the Astia Venture Capital Representative. From 2012 to 2015, Ms. Harnett was Chief Operating Officer of North America for QBE Insurance Group Limited (“QBE Insurance”), an international insurer and reinsurer. From 2001 to 2012, Ms. Harnett held several key positions at Citigroup Inc. (“Citi”), a multinational investment bank and financial services company in domestic, international, and global roles. Ms. Harnett also served on the Board of Directors and on the Audit Committee of Wellabe Inc., a mutual insurance company, and First Niagara Financial Group, a $40 billion in assets publicly traded bank, from 2015 until its acquisition by KeyCorp (NYSE:KEY) in 2016. Ms. Harnett has also served on the boards of QBE Insurance, CitiFinancial, and Visa Canada. Ms. Harnett was Chair of Citi’s management board in Germany and of the Global Perspectives Advisory Group of Marquette University’s College of Business. Ms. Harnett is a Certified Corporate Director by National Association of Corporate Directors (NACD) and a Qualified Risk Director from the DCRO Institute. Ms. Harnett holds a Bachelor's degree from Marquette University and an Executive Master of Business Administration degree from Northwestern University's Kellogg Graduate School of Management.
Duncan McEwan is a corporate director, and former President of Diligent Inc., a consulting company he founded in 1991 specializing in M&A and strategic advice for technology-based clients. Mr. McEwan was Executive Vice President and Chief Strategy Officer of Call-Net Enterprises Inc., a provider of long-distance telephone services until it merged into Rogers Communication Inc. (2004-2005); President and Chief Operating Officer of Sprint Canada Inc., an integrated, national telecommunications provider (2001-2004); Chief Executive Officer of Northpoint Canada Communications, a provider of high-speed data and Internet (DSL) lines (2000-2001); Vice President of Business Development of Canadian Satellite Communications (“Cancom”) (1996-1998); and President and Chief Executive Officer of Cancom (1998-2000). Mr. McEwan was Chair of the Board of Geminare Incorporated, a business continuity and cloud-based software systems provider, from 2010 until October 2021 when the company was sold and has previously served on a number of other public and private company boards. Mr. McEwan holds a Bachelor of Science degree in Zoology from the University of Toronto.
There are no family relationships between any executive officer, director or person nominated by us to become a director or executive officer. There are no contracts, arrangements or understandings between any management nominee and any other person (other than the directors and officers of the Company acting solely in such capacity) pursuant to which a nominee is to be elected as a director.
To the knowledge of the Company, no proposed director of the Company:
(a) is, as at the date of this Proxy Statement, or has been, within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, “order” means:
(i)a cease trade order;
(ii)an order similar to a cease trade order; or
(iii)an order that denied the relevant company access to any exemption under securities legislation, that was in effect for more than 30 consecutive days.
(b) is, as at the date of this Proxy Statement, or has been within 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;
(c) has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or
(d) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable security holder in deciding whether to vote for a proposed director.
Vote Required
The affirmative vote of a majority of votes cast for each director nominee by shareholders represented in person or by proxy at the Meeting is required to approve the election of each of the director nominees and to set the size of the Board at three members.
The Board recommends a vote “FOR” each of the director nominees named above and to set the size of the Board at three members.

CORPORATE GOVERNANCE
General
National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. Each reporting issuer, such as the Company, must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The following is the Company’s required annual disclosure of its corporate governance practices.
Director Independence
The Board has determined that the following current directors are independent within the meaning of NI 58-101 and NI 52-110 and Nasdaq Marketplace Rule 5605(a)(2): Timothy Hanley, Susan Harnett, and Duncan McEwan. The Board is currently comprised of three independent directors and a majority of independent directors.
Meetings of Independent Directors
The independent directors on the Board and each of the committees meet regularly without management (including non-independent directors) present as part of Board meetings scheduled in the ordinary course. During the last completed fiscal year of the Company, the Board and the committees met as follows:

	Board Meetings Held	Board Meetings Held Without Management	Unanimous Written Consents
Board	25	3	13
Audit Committee	4	—	—
Nominating and Governance Committee(1)	—	—	—
Compensation Committee(2)	2	2	6
______________
(1)Though the Nominating and Governance Committee did not hold any separate meetings in 2025, each member of the Board is a member of the Nominating and Governance Committee. Accordingly, business of the Nominating and Governance Committee was addressed in full Board meetings.
(2)Unanimous written consents are joint with the Compensation Committee and full Board.
Attendance
Each director serving during the last completed fiscal year attended at least 75% of the meetings of the Board and the committees of the Board upon which such director served. It is the Board’s policy that, absent any unusual circumstances, all director nominees standing for election will attend the Company’s annual meeting of shareholders. Each such director attended the Company’s annual meeting of shareholders held on May 29, 2025.
Directorships
The Board has a policy of reviewing directorships and committee appointments held by directors in other public companies, ensuring each director is able to fulfill his or her duties and that conflicts of interest are avoided. Ms. Harnett is the only Board members that currently serves on the board of another public company.
The Board’s Role in Risk Oversight and Mandate of the Board
The mandate of the Board is to supervise the management of the business and affairs of the Company with a view to evaluating, on an ongoing basis, whether the Company’s resources are being managed in a manner consistent with enhancing shareholder value, ethical considerations, and corporation social responsibility. Such mandate includes, without limitation, responsibility for risk oversight. While the full Board is charged with ultimate oversight responsibility for risk management, committees of the Board also have responsibilities with respect to various aspects of risk management oversight.

The Board Mandate adopted on March 27, 2015 sets out the key responsibilities of the Board in fulfilling its role. The full text of the Board Mandate is available on the Company’s website at www.sphere3d.com. The Board’s principal responsibilities relate to the stewardship of management and are summarized below:
(i)review and approve the Company’s strategic planning process and periodic capital and operating plans;
(ii)review the Company’s human resources policies, including the approval of the compensation of executive officers, and implement succession planning, including appointing, counseling, and monitoring the performance of executive officers;
(iii)with assistance from the Nominating and Governance Committee, adopt and enforce good corporate governance practices;
(iv)oversee the management of risks and the implementation of internal controls;
(v)establish policies and procedures for the disclosure of reliable and timely information to shareholders and other stakeholders, and for the proper communication with shareholders, customers, and governments; and
(vi)review policies and procedures to confirm ethical behaviors of the Company and its employees, monitors compliance with applicable laws and legislation, and satisfy itself as to the integrity of the executive officers; and with assistance from the Nominating and Governance Committee, assess the performance of the Board, its committees, and each director.
Position Descriptions
The Board has adopted a written position description for the Chair, which is set out in the Board Mandate available on the Company’s website at www.sphere3d.com. The Chair is principally responsible for overseeing the operations and affairs of the Board. The Board has not developed written position descriptions for the Chief Executive Officer or the Chair of each Board committee. The Board committees each have a written charter which orients the conduct of the Chair of each committee. See “Corporate Governance - Board Committees.” Each such charter is available on the Company’s website at www.sphere3d.com. The Chief Executive Officer’s role and responsibilities are set forth in the Chief Executive Officer’s employment agreement, and annual performance metrics and goals are established and approved by the Board and the Compensation Committee.
Orientation and Continuing Education
The Board has not adopted a formal policy on the orientation and continuing education of new and current directors. When a new director is appointed, the Board delegates individual directors the responsibility for providing an orientation and education program for such new director. This may be delivered through informal meetings between the new directors and the Board and senior management, complemented by presentations on the main areas of the Company’s business, and on the role of the Board, of the Board’s committees and of directors. When required, the Board may arrange for topical seminars to be provided to members of the Board or committees of the Board. Such seminars may be provided by one or more members of the Board and management or by external professionals.
Measures to Encourage Ethical Business Conduct
The Board has adopted a Code of Business Conduct and Ethics Policy (the “Code”) to govern the business-related conduct of all employees, officers, directors, agents, and contractors of the Company to maintain the highest standards of ethical conduct in corporate affairs. This Code is intended to comply with applicable securities legislation and stock exchange rules. Specifically, the purpose of this Code is (i) to encourage among the Company’s representatives a culture of honesty, accountability, and mutual respect; (ii) to provide guidance to help the Company’s representatives recognize ethical issues; and (iii) to provide mechanisms to support the resolution of ethical issues.
The Board also monitors compliance by requiring directors and officers to declare any conflicts of interest or any other situation that could represent a potential violation of any applicable rules and regulations. When applicable, the Board will receive reports from management regarding any allegations of unethical conduct. The Company has implemented a Whistleblower Policy that includes an employee complaint “hotline” to allow employees to report any ethical or financial/accounting concerns on a confidential or anonymous basis.

The Nominating and Governance Committee regularly reviews the Code, the process for administering the Code and compliance with the Code. Any changes to the Code are considered by the Board for approval. If any substantive amendments are made to the Code or any waivers are granted for a provision of the Code applying to our principal executive officer or our principal financial or accounting officer, the nature of such amendment or waiver will be disclosed on the Company’s website or in a current report on Form 8-K. The Code can be found on the Company’s website at https://investors.sphere3d.com and on SEDAR at www.sedar.com and is filed as an exhibit to the Company’s Annual Report on Form 10-K, which can be found at www.sec.gov.
Nomination of Directors and Officers
During fiscal year 2025, the Board as a whole was responsible for identifying and evaluating qualified candidates for nomination to the Board. The Company recognizes the importance and benefit of having a Board and executive officers comprised of highly talented and experienced individuals who reflect the diversity of the Company’s stakeholders, including its customers and employees and the changing demographics of the communities in which the Company operates.
While the Board has not adopted a formal written policy, the Board and the Nominating and Governance Committee will, when identifying candidates to nominate for election to the Board or appoint as executive officers:
(i)consider the competency and skills that the Board considers necessary for the Board, as a whole, to possess, the competency and skills that the Board considers each existing director to possess, the competency and skills that each new nominee will bring to the Board, and the ability of each new nominee to devote sufficient time and resources to his or her duties as a director;
(ii)consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regarding to the Company’s current and future plans and objectives, as well as anticipated regulatory and market developments;
(iii)consider the level of representation of women on the Board and in executive officer positions along with other markers of diversity when making recommendations for nominees to the Board or for appointment as executive officers and in general with regard to succession planning for the Board and executive officers; and
(iv)as required, engage qualified independent external advisors to assist the Board in conducting its search for candidates that meet the Board’s criteria regarding skills, experience, and diversity.
Though the Nominating and Governance Committee does not have an official policy by which it will consider persons for Board nomination identified by shareholders, shareholders can nominate directors pursuant to By-Law No. 2 described elsewhere in this Proxy Statement.
Industry and institutional knowledge along with commitment and expertise are vital to the successful functioning of the Board. Given the nature and size of the Company’s business and its industry, the Board has determined that while it is committed to fostering diversity among board members, it would be unduly restrictive and not in the best interests of the Company to adopt specific director term limits. Diversity and Board renewal will be supported through the other mechanisms designed to address the needs of the Company (as described elsewhere in this Proxy Statement) and not through the imposition of arbitrary term limits.
Given the nature and size of the Company’s business and its industry, it may prove to be challenging for the Company to identify a qualified pool of candidates that adequately reflects the various diverse characteristics that the Company seeks to promote. The Company has therefore not adopted any specific women representation targets, but will promote its objectives through the initiatives set out in this Proxy Statement with a view to identifying and fostering the development of a suitable pool of candidates for nomination or appointment over time. As of the date of this Proxy Statement, of the three directors serving on the Board, one (33%), namely Ms. Harnett, is female. Although the Company has not adopted a written policy in this respect, it is conscious of the value of female representation within a group.

Assessment of Directors, the Board and Board Committees
Effective March 21, 2013, the Board established a Nominating and Governance Committee as a standing committee of the Board, the primary function of which is to oversee corporate governance activities as described above. The Nominating and Governance Committee assesses and provides recommendations on an annual basis to the Board on the effectiveness of the Board as a whole, the committees, and the contribution of individual directors. All directors are free to make suggestions on improvement of the Board’s practices at any time and are encouraged to do so. The Chair of the Nominating and Governance Committee will also meet regularly with each director to discuss such director’s performance and such director’s assessment of the Board, the committees’, and other directors’ performance.
Board Committees
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The mandate, organization, powers, and responsibilities of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, along with other Corporate Governance documents can be found on the Company’s website at https://investors.sphere3d.com.
Audit Committee
We have a standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the primary function of which is to assist the Board in fulfilling its financial oversight responsibilities, which includes monitoring the quality and integrity of the Company’s financial statements and the independence and performance of the Company’s external auditors, acting as a liaison between the Board and the Company’s external auditors, reviewing the financial information that will be publicly disclosed and reviewing all audit processes and the systems of internal controls management that the Board has established.
The Audit Committee is comprised of the following directors: Mr. Hanley (Chair), Mr. McEwan, and Ms. Harnett. Each of the members of the Audit Committee is independent and “financially literate” within the meaning of NI 52-110. In addition to being independent under Nasdaq Marketplace Rule 5605(a)(2), all members of the Audit Committee must meet the additional independence standards for audit committee members set forth in Rule 10A-3(b)(1) of the Exchange Act and Nasdaq Marketplace Rule 5605(c)(2)(A) (“Audit Committee Independence Rules”). The Board has determined that Mr. Hanley qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.
Compensation Committee
The Compensation Committee is a standing committee of the Board, the primary functions of which are to set performance guidelines for and evaluate the performance of the Chief Executive Officer, review and approve the compensation programs for the Chief Executive Officer and the Company’s other executive officers and members of senior management (subject, in the case of equity-based compensation, to approval by the Board in accordance with applicable laws), review and make recommendations to the Board with respect to, succession planning, review and administer the Company’s long-term incentive plans(s), review and approve other compensation and benefit programs of the Company, and review the Company’s general human resources policies with senior management. With respect to executive compensation, the Compensation Committee receives recommendations and information from the Chief Executive Officer, as well as outside compensation consultants, regarding issues relevant to determinations made by the Compensation Committee.
The Compensation Committee is comprised of the following directors: Ms. Harnett (Chair), Mr. McEwan and Mr. Hanley, all of whom are independent as per the definition set forth in NI 52-110 and each of whom have prior executive management experience which includes structuring compensation arrangements.
During fiscal year 2025, the Compensation Committee did not utilize an independent compensation consultant.

Nominating and Governance Committee
The Nominating and Governance Committee is a standing committee of the Board, the primary functions of which is to provide the Board with advice and recommendations relating to corporate governance in general, including, without limitation, all matters relating to the stewardship role of the Board in respect of the management of the Company, Board size and composition including the identification of new nominees to the Board and leading the candidate selection process, orientation of new members, Board compensation, and such procedures as may be necessary to allow the Board to function independently of management.
The Nominating and Governance Committee reviews and assesses the effectiveness of the Board as a whole, the effectiveness and membership of the Board committees, and the contribution of the individual directors and makes such recommendations to the Board arising out of such review as it deems appropriate.
The Nominating and Governance Committee is comprised of the following directors: Mr. McEwan (Chair), Mr. Hanley and Ms. Harnett, all of whom are independent as per the definition set forth in NI 52-110.
Communications by Shareholders with Directors
Shareholders may communicate with the Board, or any individual director, by transmitting correspondence by mail, facsimile, or email, addressed as follows: Board of Directors (or individual director), c/o the Secretary of the Company. The Secretary will forward such communications to the Board or to the identified director(s), although spam, junk mail, mass mailings, solicitations, advertisements, and communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Secretary.
Legal Proceedings of Directors, Executive Officers and 5% Beneficial Owners
None of the executive officers, directors, affiliates or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, nor any associate of any such executive officer, director, officer, affiliate or security holder of the Company is a party adverse to the Company or has a material interest adverse to the Company.
Indebtedness of Directors and Executive Officers
As at the date hereof, no director, executive officer, senior officer, employee, proposed director or former director, executive officer, senior officer or employee of the Company or any of its subsidiaries or any associate of any of the foregoing persons is or has been, at any time since the beginning of the most recently completed financial year of the Company, indebted to the Company or its subsidiaries, nor at any time since the beginning of the most recently completed financial year of the Company has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.
Indemnification of Our Executive Officers and Directors
In accordance with the by-laws of the Company, directors and officers are each indemnified by the Company against all liability and costs arising out of any action or suit against them from the execution of their duties, provided that they have (i) carried out their duties honestly and in good faith with a view to the best interests of the Company, (ii) have otherwise complied with the provisions of applicable corporate law and (iii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the Securities and Exchange Commission. Based solely on copies of these reports provided to us and written representations from our executive officers and directors that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2025.

DIRECTOR COMPENSATION
The following table provides compensation information for the members of the Board during 2025 who were not employed by us or any of our subsidiaries (“Non-Employee Directors”). Ms. Trompeter, the Company’s former Chief Executive Officer, was a NEO who also served on the Board during the fiscal year ended December 31, 2025. The 2025 compensation information for Ms. Trompeter is presented in the Summary Compensation Table below. Ms. Trompeter was not entitled to any additional compensation for her service on the Board during fiscal year 2025.
All share and per share amounts have been restated for all periods presented to reflect the February 9, 2026 share consolidation (also known as reverse stock split) of the Company’s issued and outstanding common shares in the ratio of 1-for-10, which was approved by the Company’s shareholders on May 29, 2025.

Name	Fees Earned ($)	Stock Awards(1) ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Timothy Hanley	60,000	100,004	—	—	160,004
Susan S. Harnett	60,000	100,004	—	—	160,004
Duncan McEwan	60,000	—	100,030	—	160,030
_______________
(1)The amounts shown in this column represent the grant date fair value of the awards granted during fiscal year 2025 in accordance with relevant accounting principles and do not reflect compensation received by the non-employee director.
At December 31, 2025, the end of our last fiscal year, our Non-Employee Directors held the following derivative securities: (i) Ms. Harnett held restricted stock units for 12,630 common shares; Mr. McEwan held outstanding stock options for 43,580 common shares; and (iii) Mr. Hanley held outstanding stock options for 1,757 common shares and restricted stock units for 12,630 common shares.
During fiscal year 2025, each Non-Employee Director received the following compensation: (a) an annual cash payment of $60,000, payable quarterly in arrears, and on an annual basis and at the election of the Non-Employee Director, either: (i) restricted share units having a value of $100,000 with such restricted stock units to vest 364 days following the date of grant, or (ii) that number of stock options equal to $100,000 divided by the value of the options at the time of grant (to be determined using the Black-Scholes pricing model) with such stock options to vest in full 364 days following the date of grant (the “Board Compensation Program”), provided there are sufficient shares available in our 2025 Performance Incentive Plan.
On May 29, 2025, under the Board Compensation Program, Ms. Harnett and Mr. Hanley each received 12,630 restricted stock units valued at $100,004 based upon the common share closing market price of $7.92 on May 29, 2025, the date of grant, vesting in full on May 29, 2026. Mr. McEwan received a stock option for 14,950 shares with an exercise price of $7.92 per share vesting in full on May 29, 2026 and expiring on May 29, 2031.
On March 4, 2026, under the Board Compensation Program, Ms. Harnett, Mr. Hanley and Mr. McEwan each received 74,074 restricted stock units valued at $102,222, based upon the common share price on the date of grant of $1.38, which vests in full on March 4, 2027 or upon termination of service, whichever occurs first.
In August 2019, the Company entered into a change of control agreement with Mr. McEwan (the “COC Agreement”) in order to compensate Mr. McEwan for prior unpaid board services. The COC Agreement provides that in the event of a change of control of the Company and provided no payment has been made under (i) or (ii) below, Mr. McEwan shall be entitled, in his sole discretion, to provide written notice to us at any time within 30 days of such event, to receive an amount equal to $115,000 for directorship services (the “COC Board Fees”) related to waived fees for periods as of June 30, 2019. The COC Agreement also provides that Mr. McEwan be entitled to the COC Board Fees if (i) he becomes unable to serve on the Board, either due to prolonged sickness, permanent disability, or death or (ii) he is not reappointed as a member of the Board at a duly convened meeting of its shareholders.
The Board retains complete discretion to adopt or modify our programs for providing cash and/or equity-based compensation to our Non-Employee Directors as it deems appropriate from time to time.

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee and the Board have selected MaloneBailey LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2026. MaloneBailey LLP has acted in such capacity since its appointment on May 4, 2022. A representative of MaloneBailey LLP is not expected to be present at the Meeting. Based on the representations of MaloneBailey LLP, neither the firm nor any of its partners has any direct financial interest nor any material indirect financial interest in the Company or any of its subsidiaries nor has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.
Vote Required
The affirmative vote of a majority of votes cast by shareholders on this proposal represented in person or by proxy at the Meeting is required to approve the proposal.
The Board recommends a vote “FOR” the ratification of the selection of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Independent Registered Public Accounting Firm Fees and Services
The aggregate fees incurred by our independent registered public accounting firm, MaloneBailey LLP, in each of the last two years for audit and other fees are as follows (in thousands):

	2025	2024

Audit fees(1)	$451	$621
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
	$451	$621
___________________
(1)Audit fees relate to services rendered for the audits of our annual financial statements, for the review of our quarterly financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under audit fees.
(3)Tax fees consist of fees billed for professional services rendered for IRS Section 302 net operating loss limitation study.
(4)All other fees consist of fees for products and services other than the services reported above.
Pre-Approval Policies and Procedures
The Audit Committee has the authority to pre-approve all non-audit services to be provided to the Company by its independent registered public accounting firm. All services provided by MaloneBailey LLP during the years 2025 and 2024 were pre-approved by the Audit Committee.

Report of the Audit Committee
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee is governed by a charter. The Audit Committee held four meetings during fiscal year 2025. The Audit Committee is comprised solely of independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent registered public accounting firm.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.
The Audit Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Auditing Standard No. 16, Communication with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the firm’s communications with the Audit Committee concerning the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company and considered the compatibility of non-audit services with the firm’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 filed by the Company with the Securities and Exchange Commission.
THE AUDIT COMMITTEE:
Timothy Hanley, Chair
Susan S. Harnett
Duncan McEwan

EXECUTIVE OFFICERS
Kurt L. Kalbfleisch, age 60, has served as Chief Executive Officer since November 5, 2025 and as Acting Chief Executive Officer since January 31, 2025 and Senior Vice President, Chief Financial Officer, and Secretary of the Company since December 1, 2014. Mr. Kalbfleisch also served as Chief Financial Officer of Overland Storage, Inc. (“Overland”) from February 2008 until his resignation from Overland on July 19, 2022. Previously, Mr. Kalbfleisch served in various other roles at Overland since July 2007, including Senior Vice President, Secretary and Vice President of Finance. Prior to joining Overland, he was a manufacturing budget analyst for McDonnell Douglas Corp. Mr. Kalbfleisch also served on the board of Paladin Group. Mr. Kalbfleisch holds a Bachelor of Arts in Business from Point Loma Nazarene University and a Master of Business Administration from the University of San Diego.
Tiah Reppas, age 49, has served as the Company's Chief Accounting Officer since December 17, 2025 and Vice President of Accounting and Finance from April 2025 to December 2025. Ms. Reppas also served as the Company's Vice President of Finance and Corporate Controller from November 2017 to January 2019 and Corporate Controller from December 2014 to January 2019. From January 2019 to July 2021, Ms. Reppas served as Corporate Controller of Ra Medical Systems, Inc. (NYSE:VTAK), Chief Accounting Officer and Corporate Controller from January 2020 to July 2021 and Vice President, Chief Accounting Officer and Corporate Controller from March 2021 to July 2021. Since July 2021 Ms. Reppas has been a fractional Chief Accounting Officer, Controller and advisor to small public and private companies. In this capacity she has been responsible for accounting and technical accounting functions, Securities and Exchange Commission compliance, managed audit, tax and banking audits, reviews and compliance, and supported capital raises and mergers and acquisition activities. Ms. Reppas began her career as an auditor with Deloitte & Touche LLP in 1998. Ms. Reppas is an active Certified Public Accountant and holds a Bachelor of Arts, Business Economics with accounting emphasis, from the University of California at Santa Barbara.
Executive officers serve at the pleasure of the Board. There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer. There are no family relationships between any executive officer, director or person nominated by us to become a director or executive officer.
EXECUTIVE COMPENSATION
For purposes of Executive Compensation, the Company’s named executive officers (“NEOs”) are determined under rules prescribed by the U.S. Securities and Exchange Commission and for smaller reporting companies such as us, generally include: (1) each individual who, at any time during the year, served as the Company’s principal executive officer, (2) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year, and (3) up to two other individuals who served as executive officers during the year and are not serving as executive officers on the last day of the year.
For fiscal year 2025, our NEOs were (i) Kurt L. Kalbfleisch, Chief Executive Officer and Chief Financial Officer, (ii) Patricia Trompeter, former Chief Executive Officer, and (iii) Tiah Reppas, Chief Accounting Officer.
All share and per share amounts have been restated for all periods presented to reflect the February 9, 2026 share consolidation (also known as reverse stock split) of the Company’s issued and outstanding common shares in the ratio of 1-for-10, which was approved by the Company’s shareholders on May 29, 2025.

Summary Compensation Table for Fiscal Year 2025
The following table sets forth the compensation for services rendered by our NEOs for the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)		All Other Compensation(2) ($)		Total Compensation ($)
Kurt L. Kalbfleisch	2025	342,523	533,741	1,034,238	(3)	61,889		1,972,391
Chief Executive Officer, Chief Financial Officer and Secretary	2024	320,000	430,460	294,425	(4)	45,602		1,090,487
Patricia Trompeter(5)	2025	90,000	116,507	917,240	(6)	78,667	(7)	1,202,414
Former Chief Executive Officer	2024	444,231	635,000	2,178,850	(8)	18,368		3,276,449
Tiah Reppas(9)	2025	173,423	126,206	291,560	(10)	96,550	(11)	687,739
Chief Accounting Officer
____________
(1)The amounts shown in this column represent the grant date fair value of the awards granted during fiscal year 2025 and 2024 in accordance with relevant accounting principles and do not reflect compensation received by the NEO.
(2)Unless otherwise footnoted, the amounts shown in the “All Other Compensation” column reflect amounts paid on the behalf of NEOs’ for health insurance premiums and certain out-of-pocket medical expenses.
(3)This amount is comprised of two restricted stock units as follows: (i) 62,500 shares granted on January 29, 2025 and valued at $8.66 per share on the grant date (the closing market price for a common share of the Company on that date), and (ii) 100,000 shares granted on April 22, 2025 and valued at $4.93 per share on the grant date (the closing market price for a common share of the Company on that date).
(4)This amount is comprised of two restricted stock units as follows: (i) 12,500 shares granted on March 27, 2024 and valued at $13.60 per share on the grant date (the closing market price for a common share of the Company on that date), and (ii) 10,500 shares granted on May 21, 2024 and valued at $11.85 per share on the grant date (the closing market price for a common share of the Company on that date).
(5)Ms. Trompeter passed away on March 4, 2025.
(6)This amount is comprised of a restricted stock unit for 105,978 shares granted on January 29, 2025 and valued at $8.66 per share on the grant date (the closing market price for a common share of the Company on that date).
(7)This amount represents accrued vacation paid to Ms. Trompeter’s estate following her passing.
(8)This amount is comprised of two restricted stock units as follows: (i) 100,000 shares granted on January 15, 2024 and valued at $19.30 per share on the grant date (the closing market price for a common share of the Company on that date), and (ii) 21,000 shares granted on May 21, 2024 and valued at $11.85 per share on the grant date (the closing market price for a common share of the Company on that date).
(9)Ms. Reppas was appointed Chief Accounting Officer on December 9, 2025.
(10)This amount is comprised of two restricted stock units as follows: (i) 10,000 shares granted on March 4, 2025 and valued at $5.90 per share on the grant date (the closing market price for a common share of the Company on that date), and (ii) 50,000 shares granted on December 9, 2025 and valued at $4.65 per share on the grant date (the closing market price for a common share of the Company on that date).
(11)This amount includes consulting fees in the amount of $83,700 paid to Ms. Reppas prior to her employment with the Company.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table provides information about the current holdings of stock and option awards by our NEOs at December 31, 2025.

Name	Option-based Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock Not Vested (#)		Market Value of Units of Stock Not Vested(1) ($)
	Exercisable	Unexercisable
Kurt L. Kalbfleisch	3,214	—	47.52	6/27/2028	88,672	(2)	264,243
Patricia Trompeter	8,035	—	126.00	3/5/2026	—		—
Tiah Reppas	—	—	—	—	56,250	(3)	167,625
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(1)This column is based on the common share closing market price of $2.98 as of December 31, 2025.
(2)These shares comprise three stock awards scheduled to vest as follows: (i) 1,172 shares vest on March 31, 2026; (ii) 7,812 shares vest each quarter beginning March 31, 2026 through December 31, 2026; and (iii) 9,375 shares vest each quarter beginning March 1, 2026 through June 1, 2027.
(3)These shares comprise two stock awards scheduled to vest as follows: (i) 1,250 shares vest each quarter beginning March 1, 2026 through March 1, 2027; and (ii) 15,000 shares vests on March 1, 2026 and 5,000 shares vest each quarter beginning June 1, 2026 through December 1, 2027.
Executive Officer Compensation
Our executive compensation programs are determined by the Compensation Committee, within the scope of the authority delegated to it by the Board and subject to applicable law. The goals of our program are to attract and retain highly qualified and experienced executives and to provide compensation opportunities that are linked to corporate and individual performance. Decisions by the Compensation Committee on our executive compensation programs are subjective and the result of our business judgment, which is informed by the experiences of the Compensation Committee members. The Compensation Committee may also utilize outside compensation consultants. During fiscal year 2025, the Compensation Committee did not utilize an independent compensation consultant. The primary components of our executive compensation program are base salary, performance bonuses and long-term equity incentive awards.
Base Salaries. Base salaries are primarily intended to attract and retain highly qualified executives by providing them with fixed, predictable levels of compensation. Such base salaries are subject to periodic review and adjustment by the Compensation Committee.
Performance Bonuses. The Compensation Committee did not approve a bonus plan for fiscal year 2025.
Long-Term Equity Incentive Awards. Long-term equity incentives are intended to align our NEOs’ interests with those of our shareholders as the ultimate value of these awards depends on the value of our common shares. We have historically granted equity awards in the form of stock options with an exercise price that is equal to the per-share closing market price of our common shares on the grant date. In recent years, restricted stock units have also been granted as provided for under our 2015 Performance Incentive Plan (the “2015 Plan”) and currently under our 2025 Performance Incentive Plan (the “2025 Plan”). The Compensation Committee believes that stock options are an effective vehicle for aligning the interests of our executives with those of our shareholders as the executive will only realize value on their options if the share price increases during the period between the grant date and the date the stock option is exercised. The stock options and restricted stock units function as a retention incentive for the NEOs as they typically vest over a multi-year period following the date of grant. Restricted stock units, which are payable in our common shares, also link the interests of the award recipient with those of our shareholders as the potential value of the award is directly linked to the value of our common shares. Our NEOs’ equity awards are subject to accelerated vesting in certain circumstances under their agreements with us and are described below.

Employment, Severance, and Change in Control Agreements
Patricia Trompeter. Ms. Trompeter served as our Chief Executive Officer from April 5, 2022 until her passing on March 4, 2025.
On January 15, 2024, the Company entered into a new employment agreement with Ms. Trompeter (the “Employment Agreement”), which replaced the employment agreement entered into between the Company and Ms. Trompeter in 2022. Under the Employment Agreement, the Company paid Ms. Trompeter an annual base salary of $450,000. At the discretion of the Board, Ms. Trompeter was eligible to receive an annual discretionary bonus up to 150% of her base salary and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by the Board. Ms. Trompeter was also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of our executive management employees (“Benefits”).
Upon the occurrence of a Change of Control (as defined in the Employment Agreement), or if the Change of Control occurred within eight months after the termination of Ms. Trompeter’s employment (i) by us without Cause, (ii) by Ms. Trompeter for Good Reason (each as defined in the Employment Agreement), or (iii) because of death, Ms. Trompeter was entitled to receive from 1.5 to 2 times her base salary and bonus depending on the transaction value ranging from $20 million to $65 million. Any unvested equity awards would vest from 25% to 100% depending on the transaction value ranging from $20 million to $65 million.
All compensation and unvested Benefits payable under the Employment Agreement terminate on the date of the termination of Ms. Trompeter’s employment, unless Ms. Trompeter’s employment was terminated by us without cause or by Ms. Trompeter for good reason, each as defined in the Employment Agreement, or as a result of a material breach by us of any of our obligations under the Employment Agreement or any other agreement to which the Company and Ms. Trompeter are parties, in which case Ms. Trompeter was entitled to (i) continued payment of her base salary at the rate and schedule then in effect for a period of 18 months after the date of termination; and (ii) continued Benefits for 12 months after the date of termination, with an additional month of Benefits to be added for every completed year of service as Chief Executive Officer or if no Company health insurance plan exists, continuation of reimbursement of Ms. Trompeter’s costs for the aforementioned benefit for a period of 12 months, subject to a maximum reimbursement to Ms. Trompeter of $25,000.
Under the Employment Agreement, upon Ms. Trompeter’s passing she received no payments other than accrued and unpaid wages and bonuses, vacation pay, vested equity awards and RSUs, and any other amounts to which Ms. Trompeter may be entitled under the Employment Agreement to the effective date of termination, including a pro-rated portion of Ms. Trompeter’s target bonus for the current year of service calculated to the date of Ms. Trompeter’s passing. In addition, if any unvested RSUs or other equity grants would become vested within 30 days following Ms. Trompeter’s passing, such RSUs and other equity grants will be deemed vested as of the day immediately prior to Ms. Trompeter’s passing. All such amounts will be paid to Ms. Trompeter’s estate.
Under the Employment Agreement, on January 15, 2024, Ms. Trompeter received 100,000 restricted stock units, valued at $1,930,000 based upon the common share price on the date of grant of $19.30, 25% of which vested on January 15, 2024, and the remaining which vested in equal quarterly installments. On March 3, 2025, 9,375 restricted stock units vested in accordance with Ms. Trompeter’s Employment Agreement, and the remaining 28,125 restricted stock units were cancelled.
In May 2024, the Board approved 21,000 restricted stock units for Ms. Trompeter valued at $248,850 based upon the common share price on the date of grant of $11.85. The restricted stock units vested on the date of grant.
In January 2025, the Board approved a fiscal year 2024 annual bonus for Ms. Trompeter in the amount of $635,000 and 105,978 restricted stock units, valued at $917,240 based upon the common share price on the date of grant of $8.66. On March 3, 2025, 13,247 restricted stock units vested in accordance with Ms. Trompeter’s Employment Agreement, and the remaining 92,731 restricted stock units were cancelled.

Kurt L. Kalbfleisch. On March 27, 2024, we entered into a new employment agreement with Mr. Kalbfleisch (the “March 2024 Employment Agreement”), which replaced the employment agreement entered into between the Company and Mr. Kalbfleisch in 2022. Under the March 2024 Employment Agreement, Mr. Kalbfleisch served as the Company's Chief Financial Officer and was paid an annual base salary of $320,000. At the discretion of our Chief Executive Officer, Mr. Kalbfleisch was eligible to receive an annual discretionary bonus up to 75% of his base salary and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by our Chief Executive Officer and approved by the Board. Mr. Kalbfleisch was also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of our executive management employees.
All compensation and unvested Benefits payable under the March 2024 Employment Agreement shall terminate on the date of the termination of Mr. Kalbfleisch’s employment, unless Mr. Kalbfleisch’s employment is terminated by us without cause or by Mr. Kalbfleisch for good reason, each as defined in the March 2024 Employment Agreement, or as a result of a material breach by us of any of our obligations under the March 2024 Employment Agreement or any other agreement to which the Company and Mr. Kalbfleisch are parties, in which case Mr. Kalbfleisch shall be entitled to (i) continued payment of his base salary at the rate and schedule then in effect for a period of 18 months after the date of termination; (ii) 50% of his target bonus for a period of 18 months; (iii) continued Benefits for eight months after the date of termination, with an additional month of Benefits to be added for every completed year of service as Chief Financial Officer or if no Company health insurance plan exists, continuation of reimbursement of Mr. Kalbfleisch’s costs for the Benefits for a period of eight months, subject to a maximum reimbursement to Mr. Kalbfleisch of $25,000; and (iv) the immediate vesting of any outstanding unvested stock options or stock awards.
On March 27, 2024, Mr. Kalbfleisch received 12,500 restricted stock units, valued at $170,000 based upon the common share price on the date of grant of $13.60, 25% of which vested on March 27, 2024, and the remaining which vested in equal quarterly installments beginning June 30, 2024 and ending March 31, 2026.
In May 2024, the Board approved 10,500 restricted stock units for Mr. Kalbfleisch valued at $124,425 based upon the common share price on the date of grant of $11.85. The restricted stock units vested on the date of grant.
During fiscal year 2024, the Board approved two discretionary bonuses for Mr. Kalbfleisch in the aggregate amount of $70,460.
In January 2025, the Board approved a fiscal year 2024 annual bonus for Mr. Kalbfleisch in the amount of $360,000 and 62,500 restricted stock units, with a fair value of $540,938 based upon the common share price on the date of grant of $8.66. The RSU vests quarterly beginning March 31, 2025 and ending December 31, 2026. The Board also approved a 5.0% salary increase for Mr. Kalbfleisch from $320,000 to $336,000 annually.
On April 17, 2025, the Company entered into an amended and restated employment agreement with Mr. Kalbfleisch (the “April 2025 Employment Agreement”), which amends and restates the March 2024 Employment Agreement in its entirety. Under the April 2025 Employment Agreement, Mr. Kalbfleisch served as the Company’s Chief Financial Officer and, during the period where no replacement Chief Executive Officer has been appointed, the Company’s Interim Chief Executive Officer. The Company will pay Mr. Kalbfleisch an annual base salary of $336,000. At the discretion of the Company’s Chief Executive Officer (or if Mr. Kalbfleisch is then serving as Interim Chief Executive Officer, the Board, Mr. Kalbfleisch will be eligible to receive an annual discretionary bonus up to 75% of his base salary and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by the Company's Chief Executive Officer (or if Mr. Kalbfleisch is then serving as Interim Chief Executive Officer, the Board) and approved by the Board. Mr. Kalbfleisch is also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of our executive management employees.

All compensation and unvested Benefits payable under the April 2025 Employment Agreement shall terminate on the date of the termination of Mr. Kalbfleisch’s employment, unless Mr. Kalbfleisch’s employment is terminated by us without cause or by Mr. Kalbfleisch for good reason, each as defined in the April 2025 Employment Agreement, or as a result of a material breach by us of any of our obligations under the April 2025 Employment Agreement or any other agreement to which the Company and Mr. Kalbfleisch are parties, in which case Mr. Kalbfleisch shall be entitled to (i) continued payment of his base salary at the rate and schedule then in effect for a period of 18 months after the date of termination; (ii) 50% of his target bonus for a period of 18 months; (iii) continued health and life insurance benefits for 12 months after the date of termination, with an additional month of Benefits to be added for every completed year of service as Chief Financial Officer or at Mr. Kalbfleisch’s discretion, retaining or obtaining family medical, dental, vision and/or other insurance plans and benefits, the cost of which shall be reimbursed by the Company for a period of 12 months after the date of termination, subject to a maximum average monthly reimbursement of $5,000; and (iv) the immediate vesting of any outstanding unvested stock options, restricted stock units or other stock awards.
Under the April 2025 Employment Agreement, on April 17, 2025, Mr. Kalbfleisch received 100,000 restricted stock units, valued at $493,300 based upon the common share price on the date of grant of $4.93, 25% of which vested on June 1, 2025, and the remaining which vest in equal quarterly installments beginning September 1, 2025 and ending June 1, 2027.
On May 8, 2025, the Company entered into a second amended and restated employment agreement with Mr. Kalbfleisch (the “May 2025 Employment Agreement”), which amends and restates the April 2025 Employment Agreement in its entirety. Under the May 2025 Employment Agreement, Mr. Kalbfleisch served as the Company’s Chief Financial Officer and, during the period where no replacement Chief Executive Officer has been appointed, the Company’s Interim Chief Executive Officer. The April 2025 Employment Agreement was amended to (i) change the definition of Change of Control to include as an additional trigger that if the majority of the members of the Board are replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, and (ii) to amend the definition of Good Reason to also include the denial of Mr. Kalbfleisch working remotely.
On November 11, 2025, the Company entered into a third amended and restated employment agreement with Mr. Kalbfleisch (the “November 2025 Employment Agreement”), which amends and restates the May 2025 Employment Agreement in its entirety. Under the November 2025 Employment Agreement, Mr. Kalbfleisch will serve as the Company's Chief Executive Officer and Chief Financial Officer. The Company will pay Mr. Kalbfleisch an annual base salary of $400,000. At the discretion of the Company's Board, Mr. Kalbfleisch will be eligible to receive an annual discretionary bonus up to 110% of his base salary and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by the Board. Mr. Kalbfleisch is also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of our executive management employees.
All compensation and unvested Benefits payable under the November 2025 Employment Agreement shall terminate on the date of the termination of Mr. Kalbfleisch's employment, unless Mr. Kalbfleisch's employment is terminated by us without cause or by Mr. Kalbfleisch for good reason, each as defined in the November 2025 Employment Agreement, or as a result of a material breach by us of any of our obligations under the November 2025 Employment Agreement or any other agreement to which the Company and Mr. Kalbfleisch are parties, in which case Mr. Kalbfleisch shall be entitled to (i) continued payment of his base salary at the rate and schedule then in effect for a period of 18 months after the date of termination; (ii) 75% of his target bonus for a period of 18 months; (iii) continued Benefits for 18 months after the date of termination, or at Mr. Kalbfleisch's discretion, retaining or obtaining family medical, dental, vision and/or other insurance plans and benefits, the cost of which shall be reimbursed by the Company for a period of 18 months after the date of termination, subject to a maximum average monthly reimbursement of $5,000; and (iv) the immediate vesting of any outstanding unvested stock options, restricted stock units or other stock awards.

On March 5, 2026, the Company entered into an amendment (the “Amendment”) to the November 2025 Employment Agreement. The Amendment amends certain provisions of the November 2025 Employment Agreement, including the Benefits available to Mr. Kalbfleisch if the November 2025 Employment Agreement is terminated by the Company without Cause (as defined in the November 2025 Employment Agreement) or by Mr. Kalbfleisch for Good Reason (as defined in the November 2025 Employment Agreement and as amended by the Amendment). Additionally, on March 5, 2026, the Company and Cathedra entered into an Arrangement Agreement pursuant to which the Company has agreed to acquire Cathedra in a stock-for-stock transaction, subject to satisfaction of certain closing conditions and the Amendment provides that as of the closing of the Cathedra Arrangement, Mr. Kalbfleisch’s Base Salary (as defined in the November 2025 Employment Agreement) shall be reduced to $330,000 and his Target Bonus (as defined in the November 2025 Employment Agreement) for 2026 and subsequent years shall be reduced to 90% of his Base Salary. The Amendment also provides (1) a cash bonus of $300,000 to Mr. Kalbfleisch if the Cathedra Arrangement is consummated and Mr. Kalbfleisch remains employed with the Company at that time; and (2) provides a cash bonus of $1,095,000, subject to the performance of certain performance milestones set forth in the Amendment. To the extent the Cathedra Arrangement is not consummated, the Amendment shall be deemed null and void and of no further effect.
During fiscal year 2025, the Board approved a discretionary bonus for Mr. Kalbfleisch in the amount of $93,741. In February 2026, the Board approved a fiscal year 2025 annual bonus for Mr. Kalbfleisch in the amount of $440,000.
On March 4, 2026, Mr. Kalbfleisch received 150,000 restricted stock units, valued at $207,000 based upon the common share price on the date of grant of $1.38, which vest one day prior to the closing of the Cathedra Arrangement or 364 days from the date of grant, whichever occurs first.
Tiah Reppas. On December 17, 2025, the Company appointed Ms. Reppas as its Chief Accounting Officer and entered into an employment agreement with Ms. Reppas (the “Reppas Employment Agreement”) which amends and restates the offer letter between the Company and Ms. Reppas, dated April 7, 2025 (the “Offer Letter”), in its entirety. Pursuant to the Reppas Employment Agreement, the Company will pay Ms. Reppas an annual base salary of $280,000. At the discretion of the Company's board of directors, Ms. Reppas will be eligible to receive an annual discretionary bonus up to 60% of her base salary, and additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by the Board. Ms. Reppas is also entitled to participate in any employee benefit plans we may from time to time have in effect for any of our executive management employees.
All compensation and unvested Benefits payable under the Reppas Employment Agreement shall terminate on the date of the termination of Ms. Reppas's employment, unless Ms. Reppas's employment is terminated by us without cause or by Ms. Reppas for good reason, each as defined in the Reppas Employment Agreement, or as a result of a material breach by us of any of our obligations under the Reppas Employment Agreement or any other agreement to which the Company and Ms. Reppas are parties, in which case Ms. Reppas shall be entitled to (i) continued payment of her base salary at the rate and schedule then in effect for a period of six months after the date of termination; (ii) 25% of her target bonus for a period of six months; (iii) continuation of certain Benefits for six months after the date of termination; and (iv) the immediate vesting of any outstanding unvested stock options, restricted stock units or other stock awards that vest within 12 months after the date of termination.
In the event the Company consummates a significant corporate transaction, as determined by the CEO (the “Transaction”) and Ms. Reppas’ employment with the Company remains in good standing, she will be eligible to receive a one-time bonus of $75,000, payable to her within 60 days of the closing date of the Transaction.
In connection with the Reppas Employment Agreement, on December 9, 2025, Ms. Reppas received 50,000 restricted stock units valued at $232,550, based upon the common share price on the date of grant of $4.65, 30% of which vested on March 1, 2026, and the remaining which vest in equal quarterly installments beginning June 1, 2026 and ending December 1, 2027.
Under the Offer Letter, on March 4, 2025, Ms. Reppas received a signing bonus of $36,206 and 10,000 restricted stock units valued at $59,010, based upon the common share price on the date of grant of $5.90, which vest in equal quarterly installments beginning March 1, 2026 through March 1, 2027.
In February 2026, the Board approved a fiscal year 2025 annual bonus for Ms. Reppas in the amount of $90,000.
On March 4, 2026, Ms. Reppas received 50,000 restricted stock units, valued at $69,000 based upon the common share price on the date of grant of $1.38, which vest one day prior to the closing of the Cathedra Arrangement or 364 days from the date of grant, whichever occurs first.

Timing of Option Awards
We provide the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation S-K. We have no policy or practice regarding option grant timing because we do not grant, and have not in recent years granted, option awards to our NEOs. We do not time the disclosure of material nonpublic information to affect the value of executive compensation. During 2025, we did not grant any option awards to our NEOs.
Equity Compensation Plan Information
The Company maintains its 2015 Plan and 2025 Plan, which have been approved by the Company’s shareholders. The Company has no unauthorized compensation plans. The following table provides information about our equity compensation plans as of the last day of fiscal 2025.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
Equity compensation plans approved by our shareholders	272,787	$36.18	303,857
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(1)The weighted-average exercise prices do not reflect shares subject to outstanding awards of restricted stock units.
(2)Of the aggregate number of shares that remained available for future issuance reported in column (c), includes only shares available under the 2025 Plan. The 2025 Plan permits the granting of the following types of incentive awards: stock options, stock appreciation rights, restricted shares, and stock units. The 2015 Plan expired on May 14, 2025 and no additional shares may be granted under the 2015 Plan.
Insider Trading Policy
We have adopted and maintain an insider trading policy governing the purchase, sale, and other dispositions of Company securities that are applicable to the Company itself, all of our directors, officers and employees of the Company and all members of their immediate families and households. Our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our insider trading policy prohibits our directors, officers and employees from trading in Company securities while in possession of material, nonpublic information. Our insider trading policy also prohibits our directors, officers and employees from disclosing material, nonpublic information of the Company to others, unless such disclosure is made in accordance with the Company’s policies regarding the protection and external disclosure of information regarding the Company. In addition, directors, officers and certain other designated persons of the Company are required to obtain approval in advance of engaging in transactions in Company securities and comply with additional trading restrictions. This summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to our insider trading policy, a copy of which can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Policy for Recovery of Erroneously Awarded Compensation
The Board adopted the Sphere 3D Corp. Executive Compensation Clawback Policy (the “Clawback Policy”) which adheres to the rules of the Securities and Exchange Commission and the Nasdaq listing standards. The Clawback Policy requires the Board/Compensation Committee to recoup certain incentive-based compensation granted or paid to current and former Section 16 officers of the Company (“Covered Officer(s)”) in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Under the Clawback Policy, unless an exception applies, the Board/Compensation Committee will require recoupment if it determines that incentive-based compensation received by a Covered Officer exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.

Pay Versus Performance
The following summarizes the relationship between our CEO, and our other NEO’s total compensation paid, and our financial performance for the years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our NEO other than our CEO are referred to as our “Non-PEO NEO”):

	Summary Compensation Table Total for PEO(2)		Compensation Actually Paid to PEO(3)		Average Summary Compensation Table Total for Non-PEO NEO(2)	Average Compensation Actually Paid to Non-PEO NEO(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Loss(5) (in thousands)
Year(1)	Current PEO	Former PEO	Current PEO	Former PEO
2025	$1,972,391	$1,202,414	$1,598,796	$340,756	$687,739	$586,572	$32	$(21,482)
2024	N/A	$3,276,449	N/A	$2,464,284	$1,090,487	$971,305	$28	$(9,470)
2023	N/A	$1,422,327	N/A	$1,328,674	$713,376	$602,077	$172	$(23,330)
_______________
(1)Kurt L. Kalbfleisch became our CEO November 5, 2025 and was previously Acting CEO since January 31, 2025. Patricia Trompeter was our CEO for January 2025 and during the fiscal years ended December 31, 2024 and 2023. During the fiscal year ended December 31, 2025, our Non-PEO NEO was Tiah Reppas. During the fiscal years ended December 31, 2024 and 2023, our Non-PEO NEO was Kurt L. Kalbfleisch.
(2)See the Summary Compensation Table above for detail on the Summary Compensation Table total compensation for our CEO and our Non-PEO NEO for each fiscal year covered in the table. The total compensation for our CEO and the compensation for our Non-PEO NEO for 2023 was calculated from the Summary Compensation Table as disclosed in our proxy statement filed with the Securities and Exchange Commission in calendar year 2024.
(3)Reflects “compensation actually paid” (“CAP”) to each of our NEOs (including for purposes of this table, former NEOs who are included in our Non-PEO NEO group for the applicable year).

	2025			2024		2023
	Current PEO ($)	Former PEO ($)	Non-PEO NEO ($)	PEO ($)	Non-PEO NEO ($)	PEO ($)	Non-PEO NEO ($)
Reported Summary Compensation Table	1,972,391	1,202,414	687,739	3,276,449	1,090,487	1,422,327	713,376
Reported Grant Date Value of Equity Awards	(1,034,238)	(917,240)	(291,560)	(2,178,850)	(294,425)	(400,455)	(227,589)
Year-End Fair Value of Equity Awards Granted During the Year	260,400	—	167,400	354,075	55,324	—	—
Change in Fair Value as of the Year-End for Unvested Equity Awards Granted in Prior Years	(15,150)	—	—	(89,215)	(44,204)	95,969	24,693
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	446,263	80,014	22,993	1,153,619	201,663	152,905	86,898
Change in Fair Value as of Vest Date for Equity Awards Granted in Prior Years that Vested in the Year	(30,870)	(24,432)	—	(51,794)	(37,540)	57,928	4,699
Compensation Actually Paid	1,598,796	340,756	586,572	2,464,284	971,305	1,328,674	602,077
(4)Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of a hypothetical investment of $100 in the Company’s common shares on the last trading day of the year. TSR is calculated by dividing the sum of the cumulative amount of dividends for the fiscal year, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the fiscal year, by the Company’s common share price at the beginning of the measurement period.
(5)Represents the net loss reflected in our consolidated audited financial statements for the applicable year.

Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to the Company’s current PEO, former PEO, Non-PEO NEO, and the Company’s TSR over the fiscal three-year period from January 1, 2023 through December 31, 2025.

CAP vs. TSR
$172
$28
$32
$2.46 M
$1.33 M
$0.60 M
$0.95 M
$1.60 M
$0.34 M
$0.59 M
FY 2023
FY 2024
FY 2025
Compensation Actually Paid (Former PEO)
Compensation Actually Paid (Current PEO)
Compensation Actually Paid (NEO)
Sphere3D TSR

Compensation Actually Paid and Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to the Company’s current PEO, former PEO, Non-PEO NEO, and the Company’s net loss over the fiscal three-year period from January 1, 2023 through December 31, 2025.

CAP vs. Net Loss
$(23)M
$(9)M
$(21)M
$2.46 M
$1.33 M
$0.60 M
$0.95 M
$1.60 M
$0.59 M
$0.34 M
FY 2023
FY 2024
FY 2025
Compensation Actually Paid (Former PEO)
Compensation Actually Paid (Current PEO)
Compensation Actually Paid (NEO)
Sphere3D Net Loss

The graphical disclosures above reveal a decrease to Compensation Actually Paid to the current PEO, and Non-PEO NEO from 2024 to 2025. The decrease to Compensation Actually Paid was due to the Company’s CEO transition during 2025. In addition, the Company is an early-stage company that has had limited revenue during the periods presented, and has incurred operating losses since inception. Significant upward and downward shifts in Bitcoin pricing have also impacted the net loss. Consequently, we do not believe there is any meaningful relationship between our TSR and Compensation Actually Paid to our PEO and NEO during the periods presented, nor any meaningful relationship between our net loss and Compensation Actually Paid to our PEO and NEO during the periods presented.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of its common shares as of March 24, 2026 by (i) each shareholder known to the Company to beneficially own more than 5% of its common shares; (ii) each director; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all current directors and executive officers of the Company as a group.
Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote and subject to community property laws where applicable, to the Company’s knowledge, the persons named in the table below will have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Unless otherwise indicated, the address for each holder listed below is c/o Sphere 3D Corp., 243 Tresser Boulevard, 17th Floor, Stamford, CT 06901.

Beneficial Owner	Number of Common Shares(1)		Beneficial Ownership(2)

Armistice Capital, LLC	873,643	(3)	9.99%
510 Madison Ave., 7th Floor, New York, New York 10022
Patricia Trompeter	—	(4)	—
Kurt L. Kalbfleisch	77,084	(5)	2.0%
Tiah Reppas	12,384	(6)	*
Timothy Hanley	21,728	(7)	*
Susan S. Harnett	19,971	(8)	*
Duncan McEwan	29,039	(9)	*
All current directors and executive officers as a group (5 persons)	160,206		4.2%
____________________
* Less than 1%
(1)These amounts include common shares, which could be acquired upon exercise or vesting of outstanding convertible securities within 60 days.
(2)Based on 3,767,086 common shares outstanding as of March 24, 2026.
(3)These shares comprise 873,643 common share warrants for the purchase of 873,643 common shares with an exercise price of $9.40. These warrants are exercisable and include a 9.99% beneficial ownership limitation provision. Armistice Capital, LLC (“Armistice Capital”) exercises voting and investment power over the securities of the Company. The Company has no knowledge of how many common shares Armistice Capital held as of the Record Date.
(4)The Company does not have any information regarding the common shares held by Ms. Trompeter’s estate.
(5)These shares include (i) 64,455 common shares held by Kurt Kalbfleisch, (ii) 430 common shares held by Mr. Kalbfleisch’s minor children, (iii) 3,214 common shares issuable upon exercise of vested options within sixty (60) days held by Mr. Kalbfleisch, and (iv) 8,985 common shares issuable upon release of vested restricted stock units within sixty (60) days.
(6)These shares include 12,384 common shares held by Tiah Reppas.
(7)These shares include (i) 19,971 common shares held by Timothy Hanley, and (ii) 1,757 common shares issuable upon exercise of vested options within sixty (60) days held by Mr. Hanley.
(8)These shares include 19,971 common shares held by Susan Harnett.
(9)These shares include (i) 409 common shares held by Duncan McEwan, and (ii) 28,630 common shares issuable upon exercise of vested options within sixty (60) days held by Mr. McEwan.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
As at the date hereof, no director, executive officer, senior officer, employee, proposed director or former director, executive officer, senior officer or employee of the Company or any of its subsidiaries or any associate of any of the foregoing persons is or has been, at any time since the beginning of the most recently completed financial year of the Company, indebted to the Company or its subsidiaries, nor at any time since the beginning of the most recently completed financial year of the Company has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
The Company has directors’ and officers’ liability insurance for the benefit of the directors and officers of the Company in the aggregate amount of $15.0 million for the year ended December 31, 2025, consisting of: (i) a primary ’ABC’ policy of $5.0 million, having a deductible/retention amount of nil for each Side A claim and $1.0 million for all other claims, for a total annual premium of $400,000; (ii) an excess ‘ABC’ policy of $5.0 million for a total annual premium of $265,000, and (iii) a dedicated Side A policy of $5.0 million for a total annual premium of $150,000.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Except as disclosed in this Proxy Statement, the directors of the Company are not aware of any material interest, direct or indirect, of any person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed financial year, or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Meeting. All directors and officers may be awarded incentive compensation under the Company’s equity incentive plans in accordance with the terms of those plans.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Except as described below or otherwise disclosed in this Proxy Statement, neither the Company, nor any director or officer of the Company, nor any shareholder beneficially owning or exercising control over 10% or more of the voting securities, nor any associate or affiliate of any one of them, has or has had, at any time since the commencement of the Company’s last completed financial year, any material interest, direct or indirect, in any contract transaction or proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries.
OTHER MATTERS TO BE ACTED UPON
There are no other matters to be considered at the Meeting which are known to the directors or executive officers of the Company at this time. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Proxy Statement to vote the same in accordance with their best judgment of such matters exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting, and other matters which may properly come before the Meeting or any adjournment thereof.

ADDITIONAL INFORMATION
Additional information relating to the Company may be found on SEDAR at www.sedar.com, EDGAR at www.sec.gov and, you may refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission on March 27, 2026 and available on-line with the other proxy related materials or accompanies this Proxy Statement, if requested.
Any material change report (except confidential material change reports) filed by the Company with applicable securities commissions or similar authorities in Canada under the Company’s issuer profile on SEDAR at www.sedar.com from the date of this Proxy Statement until the date of the Meeting is also incorporated by reference herein.
You may obtain copies, without charge, of documents incorporated by reference in this Proxy Statement, by requesting them in writing at 243 Tresser Boulevard, 17th Floor, Stamford, CT 06901.
Approval by the Board of Directors
The Board has approved the content and delivery of this Proxy Statement.
DATED as of the 2nd day of April 2026.
BY ORDER OF THE BOARD
Duncan McEwan
Chair of the Board of Directors

Sphere 3D Corp.
(the "**Company**")

Annual Meeting
May 13, 2026, at 11:00AM ET
Virtual
(the "**Meeting**")

Proxy Voting – Guidelines and Conditions

1. **THIS PROXY IS SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY.**
2. **THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.**
3. **If you appoint the Management Nominees indicated on the reverse to vote on your behalf, they must also vote in accordance with your instructions or, if no instructions are given, in accordance with the Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.**
4. This proxy confers discretionary authority on the person named to vote in their discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.
5. **The securityholder has a right to appoint a person or company to represent the securityholder at the Meeting other than the person or company designated in the form of proxy.** Such right may be exercised by inserting, on the reverse of this form, in the space labeled "Please print appointee name", the name of the person to be appointed, who need not be a securityholder of the Company.
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FORM OF PROXY ("PROXY")

Sphere 3D Corp.
(the **"Company"**)

Annual Meeting
May 13, 2026, at 11:00AM ET
Virtual

CONTROL NUMBER:

SECURITY CLASS: COMMON SHARES | **RECORD DATE: March 24, 2026** | **FILING DEADLINE FOR PROXY: May 12, 2026, at 11:00AM ET**

APPOINTEES

The undersigned hereby appoints **Duncan McEwan, Chairman of the Board** of the Company, whom failing **Kurt Kalbfleisch, Chief Executive Officer and Chief Financial Officer** of the Company (the "Management Nominees"), or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with the voting instructions, if any, provided below.

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS - VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Board Size	**FOR**	**AGAINST**
To set the number of Directors at three	☐	☐
2. Election of Directors	**FOR**	**WITHHOLD**
a) Timothy Hanley	☐	☐
b) Susan S. Harnett	☐	☐
c) Duncan McEwan	☐	☐
3. Ratification of Selection of Auditors	**FOR**	**WITHHOLD**
To ratify the selection of **MaloneBailey LLP** as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐

This proxy revokes and supersedes all earlier dated proxies and **MUST BE SIGNED**

PLEASE PRINT NAME

Signature of registered owner(s) *Date (MM/DD/YYYY)*